As filed with the Securities and Exchange Commission on December 15, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

UCOMMUNE INTERNATIONAL LTD

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Floor B1, Tower D
No. 2 Guang Hua Road
Chaoyang District, Beijing
People’s Republic of China, 100026
(Address of Principal Executive Offices and Zip Code)

2020 Share Incentive Plan
(Full Title of the Plans)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(Name and Address of Agent for Service)

+1 800-221-0102
(Telephone Number, including Area Code, of Agent for Service)

Copies to:

Dan Ouyang, Esq.

Wilson Sonsini Goodrich & Rosati, Professional Corporation

Unit 2901, 29F, Tower C, Beijing Yintai Centre

No. 2 Jianguomenwai Avenue

Chaoyang District, Beijing 100022

People’s Republic of China

Tel: +86 10 6529-8300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers the offer and sale of an additional 1,000,000 Class A ordinary shares of par value US$0.024 each of Ucommune International Ltd (the “Registrant”) for issuance under its 2020 Share Incentive Plan. In accordance with Instruction E to Form S-8, the contents of the prior Registration Statements (File No. 333-254072 and File No. 333-267017) are hereby incorporated by reference.

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the Commission on April 25, 2023;

(b)	The Registrant’s Current Reports on Form 6-K filed with the Commission on January 25, 2023, February 27, 2023, June 8, 2023, July 24, 2023, September 20, 2023, October 13, 2023, November 17, 2023, November 29, 2023 and December 15, 2023, including any amendment thereto; and

(c)	The description of the Registrant’s Class A Ordinary Shares and Warrants to purchase Class A Ordinary Shares contained in its Registration Statement on Form 8-A (File No. 001-39738) filed with the Commission on January 5, 2021, including any amendment and report filed for the purpose of updating that description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

See Exhibit Index beginning on page 3 of this Registration Statement.

UCOMMUNE INTERNATIONAL LTD

EXHIBIT INDEX

Exhibit Number	Description
4.1	Second Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 6-K/A (File No. 001-39738) filed with the Commission on December 6, 2023)
4.2*	Specimen Ordinary Share Certificate of the Registrant
5.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Class A ordinary shares being registered
10.1*	2020 Share Incentive Plan of the Registrant, as amended and effective on May 6, 2021, second amended and restated on August 19, 2022 and third amended and restated on December 1, 2023
23.1*	Consent of Marcum Asia CPAs LLP
23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page hereto)
107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, the People’s Republic of China, on December 15, 2023.

Ucommune International Ltd

By:	/s/ Daqing Mao
Name:	Daqing Mao
Title:	Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dr. Daqing Mao and Ms. Yan Xu and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on December 15, 2023 in the capacities indicated.

Signature	Title

/s/ Daqing Mao	Chairman of Board of Directors
Daqing Mao

/s/ Cheong Kwok Mun	Director
Cheong Kwok Mun

/s/ Zhimo Zhao	Director
Zhimo Zhao

/s/ Jian Zhang	Director
Jian Zhang

/s/ Jinghong Xu	Director
Jinghong Xu

/s/ Xianhao Gu	Director
Xianhao Gu

/s/ Zirui Wang	Chief Executive Officer and Chief Risk Officer
Zirui Wang	(principal executive officer)

/s/ Yan Xu	Financial Reporting Director
Yan Xu	(principal financial officer and principal accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Ucommune International Ltd, has signed this registration statement or amendment thereto in New York on December 15, 2023.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title	Senior Vice-President on behalf of Cogency Global Inc.